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                                                                    EXHIBIT 99.2


                        CIRCLE INTERNATIONAL GROUP, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [______, __], 2000

    The undersigned shareholder hereby appoints PETER GIBERT and ROBERT H. KENNIS, and each of them, with full power of substitution and with discretionary authority, the attorneys of the undersigned to vote all shares registered in the name of the undersigned at the Special Meeting of Shareholders of Circle International Group, Inc. ("Circle") to be held on _________________, _________________, _______, 2000, at _:_ _.m., at Circle's corporate headquarters, 260 Townsend Street, San Francisco, California 94107, or at any adjournment thereof, with respect to the proposal to approve and adopt the merger agreement among EGL, Inc., EGL Delaware I, Inc., which is a newly formed, wholly owned subsidiary of EGL, and Circle, and the transactions contemplated by the merger agreement, including the merger, and all other matters which may come before the special meeting or any adjournment or postponement thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE BOARD OF DIRECTORS OF CIRCLE RECOMMENDS A VOTE FOR THE FIRST PROPOSAL.



      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

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                              FOLD AND DETACH HERE

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[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.
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                                         FOR       AGAINST        ABSTAIN
                                         [ ]         [ ]             [ ]
     1.   Approval and adoption of
          the merger agreement dated
          as of July 2, 2000 among
          EGL, Inc., EGL Delaware I,
          Inc., which is a newly
          formed, wholly owned
          subsidiary of EGL, and
          Circle, and the
          transactions contemplated
          by the merger agreement,
          including the merger.



     2.  WITH DISCRETIONARY
         AUTHORITY AS TO SUCH OTHER
         MATTERS AS MAY PROPERLY
         COME BEFORE THE MEETING.





Signature____________________________________________ Date: _____________, 2000

Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.


                                   PLEASE VOTE